UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 27, 2019

Commission File Number:  0001449349

Vivos Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
80-0138937
(IRS Employer Identification No.)

719 Jadwin Avenue, Richland, Washington 99352
(Address of principal executive offices)

509-736-4000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 27, 2019, Vivos, Inc. (the "Company") filed the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock ("Series C COD") with the Secretary of State for the State of Delaware – Division of Corporations, designating 5.0 million shares of the Company's preferred stock, par value $0.001 per share, as Series C Convertible Preferred Stock ("Series C Preferred"). Shares of Series C Preferred rank pari passu to the Company's Series A Convertible Preferred Stock and senior to the Company's common stock, par value $0.001 per share ("Common Stock"), and all other classes and series of equity securities of the Company which by their terms rank junior to the Series C Preferred.

Each share of Series C Preferred has a liquidation preference equal to $1.00 (the "Liquidation Preference Amount"). Each share of Series C Preferred is convertible at any time, at the option of the holder, into that number of shares of the Company's Common Stock ("Conversion Shares") equal to the Liquidation Preference Amount divided by $0.01 (the "Conversion Price"), which conversion rate is subject to adjustment in accordance with the terms of the Series C COD; provided, however, that no shares of Series C Preferred may be converted by a holder unless and until the Company has either amended its Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder or effected a reverse stock split of its issued and outstanding shares of Common Stock in order to provide the Company with sufficient shares of Common Stock available for issuance to permit the conversion of all outstanding shares of Series C Preferred; provided further, that a holder may not convert its shares of Series C Preferred if such conversion would result in such holder beneficially owning in excess of 9.99% of the Company's issued and outstanding shares of Common Stock immediately after such conversion (the "Beneficial Ownership Limitation"). A holder may elect to waive the Beneficial Ownership Limitation upon 61 days written notice to the Company of its desire to do so.

In the event of a Change of Control, as defined in the Series C COD, the Company has the right to redeem all or a portion of the outstanding shares of Series C Preferred in cash at a price per share equal to 100% of the Liquidation Preference Amount thereof (the "Redemption Amount"). In addition, the Company has the right to redeem all or a portion of the outstanding shares of Series C Preferred at any time after the six-month period following the date of issuance of the Series C Preferred for the Redemption Amount.

Holders of Series C Preferred have the right to vote, on an as-converted basis (at a rate of 32 votes for every Conversion Share), with the holders of the Company's Common Stock on any matter presented to the Company's stockholders for their action or consideration.

The foregoing description of the Series C Preferred is qualified, in its entirety, by the full text of the Series C COD, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivos Inc.

Date:   April 2, 2019
By:	/s/ Michael K. Korenko

Name: Michael K. Korenko
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Vivos Inc., dated March 27, 2019.